Exhibit (h)(1)

                             DISTRIBUTION AGREEMENT

This AGREEMENT, dated this the ___ day of April, 2004, between Generation Hedge Strategies Fund LLC, a limited liability company organized under the laws of the State of Delaware (the "Fund"), and CAPITAL INVESTMENT GROUP, INC., a North Carolina corporation (the "Distributor").

                                   WITNESSETH:

WHEREAS, the Fund is engaged in business as an closed-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Fund is authorized to issue shares of beneficial interest ("Shares") according to its offering documents ("Offering Document") representing interests in the Fund; and

WHEREAS, the Fund offers the Shares of the Fund and has registered the Shares under the Securities Act of 1933, as amended (the "1933 Act"), pursuant to a registration statement on Form N-2 (the "Registration Statement"), including a prospectus (the "Prospectus"); and

WHEREAS, Distributor has agreed to act as distributor of the Shares of the Fund for the period of this Agreement;

NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

         1. Appointment of Distributor.

         (a) The Fund hereby appoints Distributor its exclusive agent for the distribution of the Shares of the Fund in jurisdictions wherein such Shares may be legally offered for sale; provided, however, that the Fund in its absolute discretion may issue Shares of the Fund in connection with (i) the payment or reinvestment of dividends or distributions; (ii) any merger or consolidation of the Fund with any other investment company or trust or any personal holding company, or the acquisition of the assets of any such entity or another fund of the Fund; or (iii) any offer of exchange permitted by Section 11 of the 1940 Act, or any other applicable provision.

         (b) Distributor hereby accepts such appointment as exclusive agent for the distribution of the Shares of the Fund and agrees that it will sell the Shares as agent for the Fund at prices determined as hereinafter provided and on the terms hereinafter set forth, all according to applicable federal and state laws and regulations and to the Articles of Organization ("Articles").

         (c) Distributor may sell Shares of the Fund to or through qualified securities dealers or others. Distributor will require each dealer or other such party to conform to the provisions hereof, the Registration Statement and the Prospectus, and applicable law; and neither Distributor nor any such dealers or others shall withhold the placing of purchase orders for Shares so as to make a profit thereby.

         (d) Distributor shall order Shares of the Fund from the Fund only to the extent that it shall have received purchase orders therefor. Distributor will not make, or authorize any dealers or others to make:
         (i) any short sales of Shares; or (ii) any sales of Shares to any director or officer of the Fund or to any officer or director of Distributor or of any corporation or association furnishing investment advisory, managerial or supervisory services to the Fund, or to any such corporation or association, unless such sales are made in accordance with the then current Prospectus.

         (e) Distributor is not authorized by the Fund to give any information or make any representations regarding the Shares of any Fund, except such information or representations as are contained in the Registration Statement or in the current Prospectus or in advertisements and sales literature prepared by or on behalf of the Fund for Distributor's use.



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         (f) Notwithstanding any provision hereof, the Fund may terminate, suspend or withdraw the offering of Shares of the Fund whenever, in its sole discretion, it deems such action to be desirable.

         2. Offering Price of Shares. All Fund Shares sold under this Agreement shall be sold at the public offering price per Share in effect at the time of the sale, as described in the then current Prospectus of the Fund. The excess, if any, of the public offering price over the net asset value of the Shares sold by Distributor as agent shall be retained by Distributor as a commission for its services hereunder. Out of such commission Distributor may allow commissions or concessions to dealers and may allow them to others in its discretion in such amounts as Distributor shall determine from time to time. Except as may be otherwise determined by Distributor from time to time, such commissions or concessions shall be uniform to all dealers. At no time shall the Fund receive less than the full net asset value of the Shares, determined in the manner set forth in the then current Prospectus.

         3. Furnishing of Information. The Fund shall furnish to Distributor copies of any information, financial statements and other documents that Distributor may reasonably request for use in connection with the sale of Shares of the Fund under this Agreement. The Fund shall also make available a sufficient number of copies of the Fund's current Prospectus for use by the Distributor.

         4. Fees and Expenses.

         (a) The Fund will pay or cause to be paid to the Distributor for services provided and expenses assumed by the Distributor the fee of $5000.00 per annum. Such fee shall be paid to the Distributor in monthly installments.

         (b) The Fund will also pay or cause to be paid the following expenses:
         (i) preparation, printing and distribution to shareholders of the Prospectus; (ii) preparation, printing and distribution of reports and other communications to shareholders; (iii) registration of the Shares under the federal securities laws; (iv) qualification of the Shares for sale in certain states; (v) qualification of the Fund as a dealer or broker under state law as well as qualification of the Fund as an entity authorized to do business in certain states; (vi) maintaining facilities for the issue and transfer of Shares; (vii) supplying information, prices and other data to be furnished by the Fund under this Agreement; (viii) certain taxes applicable to the sale or delivery of the Shares or certificates therefore, and (ix) such other compensation to the Distributor as the directors of the Fund may authorize, from time to time, in their sole discretion.

         (c) Except to the extent such expenses are borne by the Fund, Distributor will pay or cause to be paid the following expenses: (i) payments to sales representatives of the Distributor and to securities dealers and others in respect of the sale of Shares of the Fund; (ii) payment of compensation to and expenses of employees of the Distributor and any of its affiliates to the extent they engage in or support distribution of Fund's Shares or render shareholder support services not otherwise provided by the Fund's transfer agent, administrator, or custodian, including, but not limited to, answering routine inquiries regarding a Fund, processing shareholder transactions, and providing such other shareholder services as the Fund may reasonably request;
         (iii) formulation and implementation of marketing and promotional activities, including, but not limited to, direct mail promotions and television, radio, newspaper, magazine and other mass media advertising; (iv) preparation, printing and distribution of sales literature and of Prospectuses and reports of the Fund for recipients other than existing shareholders of a Fund; and (v) obtaining such information, analyses and reports with respect to marketing and promotional activities as the Fund may, from time to time, reasonably request.

         5. Repurchase of Shares. Distributor as agent and for the account of the Fund may repurchase Shares of the Fund offered for resale to it.

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         6. Indemnification by the Fund. In absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of Distributor, the Fund agrees to indemnify Distributor and its officers and partners against any and all claims, demands, liabilities and expenses that Distributor may incur under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus or in any advertisements or sales literature prepared by or on behalf of the Fund for Distributor's use, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon and in conformity with information furnished to the Fund in connection therewith by or on behalf of Distributor. Nothing herein contained shall require the Fund to take any action contrary to any provision of its Agreement and Articles or any applicable statute or regulation.

         7. Indemnification by Distributor. Distributor agrees to indemnify the Fund and its officers and directors against any and all claims, demands, liabilities and expenses which the Fund may incur under the 1933 Act, or common law or otherwise, arising out of or based upon (i) any alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus or in any advertisements or sales literature prepared by or on behalf of the Distributor regarding the Fund for Distributor's use, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Fund in connection therewith by or on behalf of Distributor; or (ii) any act or deed of Distributor or its sales representatives, or securities dealers and others authorized to sell Fund Shares hereunder, or their sales representatives, that has not been authorized by the Fund in any Prospectus or by this Agreement.

         8. Term and Termination.

         (a) This Agreement shall become effective upon the commencement of operations of each Fund as set forth in the attached appendix. Unless terminated as herein provided, with respect to the Fund, this Agreement shall continue in effect for two years from the date of the Fund's commencement of operations and, with respect to the Fund, shall continue in full force and effect for successive periods of one year thereafter, but only so long as each such continuance is approved (i) by either the directors of the Fund or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund and, in either event, (ii) by vote of a majority of the directors of the Fund who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party and who have no direct or indirect financial interest in this Agreement ("Independent Directors"), cast at a meeting called for the purpose of voting on such approval.

         (b) With respect to the Fund, this Agreement may be terminated at any time without the payment of any penalty by vote of the directors of the Fund or a majority of the Independent Directors or by vote of a majority of the outstanding voting securities (as defined in the 1940
         Act) of the Fund or by Distributor, on sixty days' written notice to the other party.

         (c) This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

         9. Subcontract. The Distributor may, at its expense and with the approval of the directors of the Fund, appoint another firm or company as its sub-distributor or agent. The Distributor shall not, however, be relieved of any of its obligations under this Agreement by the appointment of such sub-distributor or agent.

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         10. Limitation of Liability. The obligations of the Fund hereunder shall not be binding upon any of the directors, officers or shareholders of the Fund personally, but shall bind only the assets and property of the Fund. The term "Fund" means and refers to the directors from time to time serving under the Agreement and Articles of the Fund. The execution and delivery of this Agreement has been authorized by the directors of the Fund, and this Agreement has been signed on behalf of the Fund by an authorized officer of the Fund, acting as such and not individually, and neither such authorization by such directors of the Fund nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Fund as provided in the Agreement and Articles of the Fund.

         11. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Distributor hereby agrees that all records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request.

         12. Notices. Notices of any kind to be given to the Fund hereunder by the Distributor shall be in writing and shall be duly given if mailed or delivered to the Generation Hedge Strategies Fund LLC, 400 Andrews Street, Rochester, NY 14604, or to such other address or to such individual as shall be so specified by the Fund to the Distributor. Notices of any kind to be given to the Distributor hereunder by the Fund shall be in writing and shall be duly given if mailed or delivered to the Capital Investment Group, Inc., P.O. Box 4365, Rocky Mount, NC 27803, or at such other address or to such individual as shall be so specified by the Distributor to the Fund. Notices shall be effective upon delivery.

         IN WITNESS THEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.



                                            GENERATION HEDGE STRATEGIES FUND LLC

         Attest:
                -----------------------------
         Name:
                -----------------------------
         Title:                                    By:
                -----------------------------         --------------------------
                                                 Name:
                                                      --------------------------
                                                Title: President



                                            CAPITAL INVESTMENT GROUP, INC.
         Attest:
                -----------------------------
         Name:
                -----------------------------
         Title:                                    By:
                -----------------------------         --------------------------
                                                 Name:
                                                      --------------------------
                                                 Title:
                                                       -------------------------

                                   APPENDIX A


                           Dated as of April __, 2004



         Date Fund commenced operations:




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